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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report (Date of Earliest
                        Event Reported): February 7, 2000



                       CHIQUITA BRANDS INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)




        New Jersey                  1-1550                   04-1923360
      (State or Other             (Commission               (IRS Employer
      Jurisdiction of            File Number)            Identification No.)
      Incorporation)


                  250 East Fifth Street, Cincinnati, Ohio 45202
                    (Address of Principal Executive Offices)


              Registrant's telephone number, including area code:
                                 (513) 784-8000




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                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this report.

ITEM 5.           OTHER EVENTS.

         This Report places on file the Exhibits listed in Item 7, including Amendment No. 4 dated as of February 7, 2000 to the Company's Credit Agreement dated December 31, 1996 with a group of lending institutions. This Amendment sets the amount of the revolving credit facility at $110 million, amends certain covenants and provides for the pledge of certain Company assets as security for its obligations.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a)      Financial Statements of Businesses Acquired

                  Not Applicable

         (b)      Pro Forma Financial Information

                  Not Applicable

         (c)      Exhibits

                  10.1 Amendment No. 4 to Credit Agreement, dated as of February 7, 2000, among Chiquita Brands International, Inc., BankBoston, N.A., as administrative agent, the financial institutions which are lenders thereunder and BankBoston, N.A., ING Bank N.V. and PNC Bank, National Association, as co-agents for the lenders. The Credit Agreement dated December 31, 1996 among Chiquita Brands International, Inc., BankBoston, N.A. (f/k/a/ The First National Bank of Boston), as administrative agent, and the lenders is filed as Exhibit 10-d to the Company's Annual Report on Form 10-K for the year ended December 31, 1996. The Credit Agreement has been previously amended by Amendment No. 1, dated as of December 8, 1997, filed as Exhibit 10-c to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and by Amendment No. 2, dated as of May 19, 1999, and Amendment No. 3, dated July 23, 1999, both filed as Exhibit 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

                  10.2 Security Agreement, dated as of February 7, 2000, by and between Chiquita Brands International, Inc., and BankBoston, N.A., as collateral agent for the benefit of the secured creditors.

                  10.3 Pledge Agreement, dated as of February 7, 2000, by and between Chiquita Brands International, Inc., and BankBoston, N.A., as collateral agent for the benefit of the secured creditors.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    February 8, 2000           CHIQUITA BRANDS INTERNATIONAL, INC.

                                    By: /s/ WILLIAM A. TSACALIS
                                       ------------------------------------
                                       William A. Tsacalis
                                       Vice President and Controller